EXHIBIT 10.19

OCCUPANCY SERVICES AGREEMENT
by and between
CITIBANK, N.A.
and
NATIONAL BENEFIT LIFE INSURANCE COMPANY

Dated as of April 7, 2010

Table of Contents

ARTICLE I
DEFINITIONS

Section 1.1	Definitions ................................................................................................................. 1
ARTICLE II
SERVICES

Section 2.1	Services to be Provided to NBLIC ............................................................................ 5

Section 2.2	Management of Services by Citi ............................................................................... 5

Section 2.3	Service Coordinators ................................................................................................ 5

Section 2.4	Standard of Performance ......................................................................................... 5

Section 2.5	Cooperation .............................................................................................................. 6

Section 2.6	Conduct of Affiliates .................................................................................................. 6
ARTICLE III
LIMITATIONS

Section 3.1	General Limitations .................................................................................................. 6

Section 3.2	Third Party Limitations ............................................................................................. 6

Section 3.3	Compliance with Laws ............................................................................................. 7

Section 3.4	Force Majeure .......................................................................................................... 7

Section 3.5	Disaster Recovery Services ..................................................................................... 8
ARTICLE IV
PAYMENT

Section 4.1	Fees ......................................................................................................................... 8

Section 4.2	Adjustments to Base Cost ........................................................................................ 8

Section 4.3	Billing and Payment Terms ....................................................................................... 8

Section 4.4	Sales Taxes .............................................................................................................. 9
ARTICLE V
ACCESS AND SECURITY

Section 5.1	Audit ........................................................................................................................ 10

Section 5.2	Regulatory Audit ...................................................................................................... 10

Section 5.3	Audit Results ........................................................................................................... 10

ARTICLE VI
CONFIDENTIALITY

Section 6.1	Confidential Materials ............................................................................................. 11

Section 6.2	Permitted Disclosures ............................................................................................. 11

Section 6.3	Disclosure in Compliance with Law ........................................................................ 12

Section 6.4	Unauthorized Disclosures ....................................................................................... 12

Section 6.5	Failure to Comply .................................................................................................... 12

Section 6.6	Injunctive Relief ...................................................................................................... 12
ARTICLE VII
DISCLAIMER OF WARRANTIES

Section 7.1	Disclaimer of Warranties ........................................................................................ 12
ARTICLE VIII
INDEMNIFICATION

Section 8.1	Indemnification of NBLIC ........................................................................................ 13

Section 8.2	Indemnification of Citi ............................................................................................. 13

Section 8.3	Indemnification Procedures .................................................................................... 13

Section 8.4	Limitations .............................................................................................................. 16

Section 8.5	Exclusions .............................................................................................................. 17

Section 8.6	Payments ............................................................................................................... 17

Section 8.7	Insurance ............................................................................................................... 17

Section 8.8	Remedies Exclusive ............................................................................................... 17

Section 8.9	Mitigation ................................................................................................................ 17
ARTICLE IX
TERM AND TERMINATION

Section 9.1	Term of Agreement ................................................................................................. 18

Section 9.2	Termination ............................................................................................................. 18

Section 9.3	Effect of Termination ............................................................................................... 19
ARTICLE X
MISCELLANEOUS

Section 10.1	Construction; Absence of Presumption ................................................................... 20

Section 10.2	Headings ................................................................................................................. 21

Section 10.3	Notices .................................................................................................................... 21

Section 10.4	Governing Law ....................................................................................................... 22

Section 10.5	Jurisdiction; Venue; Consent to Service of Process ............................................... 22

ii.

Section 10.6    Entire Agreement ....................................................................................................    23

Section 10.7	Amendment, Modification and Waiver .................................................................... 23

Section 10.8	Severability ............................................................................................................. 23

Section 10.9	Successors and Assigns; No Third Party Beneficiaries .......................................... 24

Section 10.10	WAIVER OF JURY TRIAL ...................................................................................... 24

Section 10.11	Expenses ............................................................................................................... 24

Section 10.12	Counterparts .......................................................................................................... 24

Section 10.13	Relationship of the Parties ..................................................................................... 24

Section 10.14	Dispute Resolution ................................................................................................. 24

Section 10.15	Arbitration ............................................................................................................... 25

SCHEDULES
Schedule 2.1        Occupancy Services
Schedule 2.3        Service Coordinators
Schedule 10.14        Executive Committee

iii.

OCCUPANCY SERVICES AGREEMENT
This OCCUPANCY SERVICES AGREEMENT (this "Agreement"), dated as of April 7, 2010 (the "Effective Date"), by and between CITIBANK, N.A., a Delaware corporation ("Citi"), and NATIONAL BENEFIT LIFE INSURANCE COMPANY, a Delaware corporation ("NBLIC," together with Citi, the "Parties," and each individually a "Party").
WHEREAS, Citi and NBLIC are parties to that certain Agreement of Sublease, dated as of June 12, 2009 ("LIC Sublease");
WHEREAS, Citi is the indirect owner of all of the issued and outstanding common stock of NBLIC immediately prior to the date hereof;
WHEREAS, in contemplation of NBLIC ceasing to be so wholly owned by Citi, the Parties hereto have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters between the Parties hereto following the completion of the initial public offering of the common stock of NBLIC as of the Effective Date, and this is one such agreement; and
WHEREAS, the Parties hereto desire Citi to provide to Primerica certain occupancy services in connection with the LIC Sublease.
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.
ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Unless the context clearly requires otherwise, the following terms shall have the following meanings:
"AAA" shall have the meaning set forth in Section 10.15.
"Affiliate" shall mean, with respect to a Party, any person or entity that, directly or indirectly, Controls, or is Controlled by, or is under common Control with,

such Party. For the purposes of this Agreement, neither Party shall be deemed an Affiliate of the other.
"Allocation Methodology" means the process used to determine the fees and costs charged by Citi to each Occupancy Service recipient located in the same building as the Premises for the applicable Occupancy Service.
"Base Cost" shall have the meaning set forth in Section 4.1.
"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
"Citi Indemnified Parties" shall have the meaning set forth in Section 8.2.
"Confidential Material" shall have the meaning set forth in Section 6.1.
"Contract Year" shall mean each consecutive twelve (12) month period during the Term commencing on the Effective Date; provided that if this Agreement expires or is terminated prior to the end of any such twelve (12) month period, that Contract Year shall end on the expiration date or termination date, as applicable.
"Control" and its derivatives mean legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity, or actual managerial or operational control over such entity.
"Dispute" shall have the meaning set forth in Section 10.14.
"Executive Committee" shall have the meaning set forth in Section 10.14.
"Fees" shall have the meaning set forth in Section 4.1.
"Force Majeure Event" shall have the meaning set forth in Section 3.4(a).
"Governmental Authority" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any organized securities exchange.

"Historical Methodology" means the process used prior to the Effective Date to determine the fees and costs charged for the applicable Occupancy Service.
"Indemnified Parties" shall mean the Citi Indemnified Parties and the NBLIC Indemnified Parties.
"Indemnified Party Counsel" shall have the meaning set forth in Section 8.3(b)(iv).
"Indemnifying Party" shall mean (a) Citi, with respect to any claim for or right to indemnification pursuant to Article VIII by a NBLIC Indemnified Party, and (b) NBLIC, with respect to any claim for or right to indemnification pursuant to Article VIII by a Citi Indemnified Party.
"Indemnity Payments" shall have the meaning set forth in Section 8.6.
"Law" shall mean any law, rule, regulation, ordinance, treaty, writ, judicial decision, judgment, injunction, decree, determination, award or other order of any Governmental Authority.
"LIC Sublease" shall have the meaning set forth in the preamble.
"Losses" shall mean all losses, liabilities, claims, damages, settlements, judgments, awards, actions, suits, fines, penalties, assessments, and all related costs and expenses (including taxes, reasonable attorneys' fees and disbursements, and costs of investigation, litigation and settlement).
"NBLIC Indemnified Parties" shall have the meaning set forth in Section 8.1.
"Occupancy Services" shall have the meaning set forth in Section 2.1.
"Pass-Through Expenses" shall have the meaning set forth in Section 4.1.
"Personnel" shall mean, with respect to any Party, the employees, officers, agents, independent contractors and consultants of (a) such Party, (b) the Affiliates of such Party and (c) any third parties engaged by such Party or its Affiliates to provide a Service.

"Premises" shall have the meaning ascribed to it in the LIC Sublease.
"Regulatory Bodies" shall have the meaning set forth in Section 5.2.
"Rules" shall have the meaning set forth in Section 10.15.
"Sales Taxes" shall have the meaning set forth in Section 4.4.
"Service Coordinator" shall have the meaning set forth in Section 2.3.
"Term" shall have the meaning set forth in Section 9.1.
"Third Party Claim" shall have the meaning set forth in Section 8.1.

ARTICLE II
SERVICES

Section 2.1    Services to be Provided to NBLIC.

(a)Citi shall provide, or shall cause its Affiliates or third-party service providers to provide, to NBLIC the services related to NBLIC's occupancy of the Premises, as set forth on Schedule 2.1 (the "Occupancy Services").

(b)Citi may, in its sole discretion and without any written notice to NBLIC, engage, or cause one of its Affiliates to engage, one or more persons (including third parties or Affiliates of Citi) to provide some or all of the Occupancy Services, except to the extent such engagement is prohibited by applicable Law; provided, that Citi shall be responsible for the performance or non-performance of any such persons, and shall remain responsible for the performance of the Occupancy Services in accordance with this Agreement.

Section 2.2    Management of Services by Citi. Except as may otherwise be expressly provided in this Agreement, the management of and control over the provision of the Occupancy Services shall reside solely with Citi, and notwithstanding anything to the contrary herein, Citi shall at any time be permitted to (a) choose the methodology, systems and applications it utilizes in the provision of such Occupancy Services, and (b) change its policies or procedures or any Affiliates or third parties that provide any Occupancy Services; provided that Citi provide reasonable advance written notice to NBLIC of any change in order for NBLIC to make, in an appropriate and economical manner, all necessary modifications required as a result of the changes. Notwithstanding any changes, Citi shall remain responsible for the performance of the Occupancy Services in accordance with this Agreement.

Section 2.3    Service Coordinators. Citi and NBLIC shall each nominate a representative to act as the primary contact person with respect to the performance of the Occupancy Services (each, a "Service Coordinator"). Unless otherwise agreed upon by the Parties, all communications relating to this Agreement and to the Occupancy Services provided hereunder shall be directed to the Service Coordinators. The initial Service Coordinators for NBLIC and Citi, including relevant contact information, are set forth on Schedule 2.3. Either Party may replace its Service Coordinator at any time by providing notice in accordance with Section 10.3 of this Agreement.

Section 2.4    Standard of Performance. Citi shall (and shall cause any party performing services on its behalf to) use commercially reasonable efforts, skill and judgment in providing the Occupancy Services. Without limiting the foregoing, all Occupancy Services shall be provided in a timely and professional workmanlike manner, consistent with applicable Law and with recent past practice prior to the Effective Date.

Section 2.5    Cooperation. Each Party shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its respective Affiliates and third-party service providers, to cooperate reasonably with the other Party in all matters relating to the provision and receipt of the Occupancy Services and to minimize the expense, distraction and disturbance to each Party, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing. Such cooperation shall include (a) the execution and delivery of such further instruments or documents as may be reasonably requested by the other Party to enable the full performance of each Party's obligations hereunder and (b) notifying the other Party in advance of any changes to a Party's operating environment or Personnel (especially changes with respect to employee status), and working with the other Party to minimize the effect of such changes.

Section 2.6    Conduct of Affiliates. To the extent that any Occupancy Service is provided or received by an Affiliate of a Party, such Party shall cause such Affiliate to comply with the terms and conditions of this Agreement relating to the provision and receipt of the Services as if such Affiliate were a named Party under this Agreement.

ARTICLE III

LIMITATIONS

Section 3.1    General Limitations.

(a)    Unless expressly provided otherwise herein Citi shall be required to provide the Occupancy Services hereunder only to the extent that such Occupancy Services were provided to NBLIC in connection with the Premises prior to the Effective Date.

(b)    In no event shall Citi (or its Affiliates) be obligated to maintain the employment of any specific employee or, unless NBLIC agrees to bear all associated costs, acquire any specific additional equipment or software; provided, that Citi shall remain responsible for the performance of the Occupancy Services, in accordance with this Agreement.

Section 3.2    Third Party Limitations. Each Party acknowledges and agrees that the Occupancy Services provided by Citi through third parties are subject to the terms and conditions of any applicable agreements between Citi and such third parties. If Citi provides an Occupancy Service through third parties, Citi shall use commercially reasonable efforts to (a) obtain any necessary consent from such third parties in order to provide such Occupancy Services or (b) if any such consent is not obtained, provide acceptable alternative arrangements to provide the relevant Occupancy Services sufficient for NBLIC's purposes. All costs associated with (a) and (b), above, shall be borne by NBLIC; provided that Citi shall not incur any such costs without the prior written consent of NBLIC. If any such acceptable alternative arrangement is not reasonably available or NBLIC does not consent to pay such additional costs, Citi shall not be required to provide such Occupancy Service.

Section 3.3    Compliance with Laws. Citi shall not provide, or cause to be provided, any Occupancy Service to the extent that the provision of such Occupancy Service would require Citi, any of its Affiliates or any of their respective Personnel to violate (a) any applicable Law or (b) any policies or procedures of Citi that were established in response to regulatory concerns. If at any time during the term of this Agreement, either Party becomes aware of any facts or circumstances which would cause the provision of any Occupancy Service to result in any such violation, such Party, as applicable, shall promptly give notice thereof to the other Party; provided (a) Citi makes commercially reasonable efforts to provide acceptable alternative arrangements to provide the relevant Occupancy Services sufficient for NBLIC's purposes in a manner that complies with applicable Law and (b) all costs associated with the acceptable alternative arrangement shall be borne by NBLIC.

Section 3.4    Force Majeure.

(a)    Citi shall use commercially reasonable efforts to provide, or cause to be provided, the Occupancy Services without interruption. If Citi is wholly or partially prevented from, or delayed in, providing one or more Occupancy Services, or one or more Occupancy Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war, acts of terrorism, or nuclear disaster) (each, a "Force Majeure Event"), Citi shall not be obligated to deliver the affected Occupancy Services during such period, and NBLIC shall not be obligated to pay for any Occupancy Services not delivered.

(b)    Upon the occurrence of a Force Majeure Event, Citi shall promptly give written notice to NBLIC of the Force Majeure Event upon which it intends to rely to excuse its performance, and of the expected duration of such Force Majeure Event. The duties and obligations of Citi hereunder shall be tolled for the duration of the Force Majeure Event, but only to the extent that the Force Majeure Event prevents Citi from performing its duties and obligations hereunder.

(c)During the duration of a Force Majeure Event, Citi shall use commercially reasonable efforts to avoid or remove such Force Majeure Event, and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay. From and during the occurrence of a Force Majeure

Event, NBLIC may replace the affected Occupancy Services by providing such Occupancy Services for itself or engaging a third party to provide such Occupancy Services.

(d)For the period beginning thirty (30) days after the occurrence of a Force Majeure Event and ending upon the termination of such Force Majeure Event, Citi shall pay or reimburse, as applicable, the difference, if any, between (i) all of NBLIC's reasonable costs associated with any replacement Occupancy Services and (ii) the amount NBLIC would have paid to Citi under the terms of this Agreement for the provision of such Occupancy Services had Citi continued to perform such Occupancy Services.

Section 3.5    Disaster Recovery Services. Citi shall not be required to provide disaster recovery services to the extent that NBLIC has materially altered the equipment, hardware or software to which such disaster recovery services pertain.

ARTICLE IV

PAYMENT

Section 4.1    Fees. In consideration for the Occupancy Services, NBLIC shall pay to Citi (a) Citi's internal costs for the Occupancy Services (i) as determined in a manner consistent with the Historical Methodology or (ii) as otherwise expressly agreed by the Parties prior to the Effective Date (the "Base Cost") plus (b) third party costs incurred by Citi for the Occupancy Services, which shall be allocated in a manner consistent with the Allocation Methodology and shall be charged to NBLIC on a pass-through basis ("Pass-Through Expenses"); plus (c) to the extent not covered by the Base Cost or Pass-Through Expenses, any reasonable out-of-pocket expenses incurred by Citi in providing the Occupancy Services, in accordance with Citi's existing expense policies, which are incidental to providing the Occupancy Services and are not incorporated in the Allocation Methodology (together with the Base Cost and Pass-Through Expenses, the "Fees"). The current Base Cost (or the methodology for determining the Base Cost) of each Occupancy Service is set forth on Schedule 2.1.

Section 4.2    Adjustments to Base Cost. Notwithstanding anything to the contrary set forth herein, Citi may adjust the Base Cost of an Occupancy Service to the extent that such cost increase is generally applicable to all recipients of such Occupancy Service from Citi, including similar services provided to Citi's Affiliates.

Section 4.3    Billing and Payment Terms.

(a)    Citi shall invoice NBLIC for the Occupancy Services on a monthly basis (such invoice to set forth a description of the Occupancy Services provided and reasonable documentation to support the charges thereon) for all Occupancy Services that Citi delivered during the preceding month, denominated in U.S. Dollars. Each such invoice shall be payable within sixty (60) days after NBLIC's receipt of the invoice and payment of such invoices shall be made by NBLIC to Citi in U.S. Dollars.

(b)    If any undisputed invoice or undisputed portion of an invoice is not paid in full within sixty (60) days after the date of the invoice, interest shall accrue on the unpaid amount at the annual rate equal to the "Prime Rate" as reported in The Wall Street Journal on the thirtieth (30th) day after the date of the invoice (or, if such day is not a Business Day, the first Business Day immediately after such day), calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed between the end of the sixty (60) day period and the actual payment date.

(c)    NBLIC may dispute any or all charges within ninety (90) days after the receipt of the applicable invoice. If NBLIC disputes any charges, the Parties shall work together in good faith to resolve such dispute in accordance with Section 10.14. If the resolution of such a dispute is that Citi owes an amount of money to NBLIC, Citi shall add a credit of such owed amount to the next invoice that Citi prepares, provided, that if no further such invoices are due, Citi shall pay such amount to NBLIC within sixty (60) days following resolution of the dispute. A failure by NBLIC to dispute a charge within ninety (90) days after receipt of invoice shall not waive NBLIC's audit and collection rights under Article V.

(d)    The Parties acknowledge that there may be a lag in the submission of invoices for Pass-Through Expenses from third parties relating to the provision of Occupancy Services, and that Citi shall use commercially reasonable efforts to obtain such third-party invoices, and to provide same to NBLIC, in a timely fashion.

(e)The existence of a dispute pursuant to Section 4.3(c) above shall not excuse either Party from any other obligation under this Agreement, including Citi's obligations to continue to provide Occupancy Services hereunder.

Section 4.4    Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (including any such taxes that are required to be withheld, but excluding all other taxes including taxes based upon or calculated by reference to income or capital) imposed against or on services provided ("Sales Taxes") by Citi hereunder and such Sales Taxes will be added to the consideration where applicable. Such Sales Taxes shall be separately stated on the relevant invoice to NBLIC. All taxable goods and services for which NBLIC is compensating, or reimbursing, Citi shall be set out separately from non-taxable goods and services, if practicable. NBLIC shall be responsible for any such Sales Taxes and shall either (a) remit such Sales Taxes to Citi (and Citi shall remit such amounts to the applicable taxing authority) or (b) provide Citi with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes. In the event Citi hereunder fails timely to invoice Sales Taxes on taxable goods or services covered by this Agreement, Citi shall notify NBLIC and NBLIC shall remit such Sales Taxes to Citi.

ARTICLE V

AUDIT

Section 5.1    Audit.

(a)    NBLIC may from time to time review or audit any document, information or matter relating to Citi's performance under this Agreement through its own staff or through contractors, agents, auditors or advisers and will ensure that such persons are bound by a confidentiality provision substantially similar to that contained in Article VI.

(b)    Citi will provide NBLIC and its Personnel, auditors and advisers with such information, assistance and access to Citi's premises, employees and documentation as is reasonable in order that they may fully and promptly carry out each audit described in Section 5.1(a); provided, that: (i) NBLIC will permit Citi the opportunity to deliver up any information required by NBLIC prior to NBLIC carrying out any audit hereunder which may render an audit visit unnecessary; (ii) such access shall not unreasonably interfere with the conduct of the business of Citi; and (iii) in the event Citi reasonably determines that affording any such access to NBLIC would be commercially detrimental in any material respect or violate any applicable Law or any agreement to which Citi is a party, or waive any attorney-client privilege applicable to Citi, the Parties shall use reasonable efforts to permit the compliance with such request in a manner that avoids such harm or consequence.

Section 5.2    Regulatory Audit. In addition to the rights set out above, each Party acknowledges and agrees that certain government departments and regulatory, statutory and other entities, committees and bodies which, whether under Law or codes of practice or otherwise, are entitled to regulate, investigate or influence any matters within this Agreement or any other affairs of NBLIC (collectively, "Regulatory Bodies") from time to time require the right, whether by virtue of Law or code of practice or otherwise, to investigate the affairs of Citi; and, accordingly, Citi agrees to provide such access as is referred to in Section 5.1 and all such other access, information and assistance as such Regulatory Bodies properly require in order to fulfill such requirements. If Citi considers that any requirement relates to information which is confidential to Citi, Citi will be entitled to disclose the information directly to the Regulatory Body without having to disclose it to NBLIC.

Section 5.3    Audit Results.

(a)    Without prejudice to NBLIC's other rights under this Agreement, if NBLIC's exercise of its rights under this Article V results in audit findings that Citi has failed to perform its material obligations under this Agreement, NBLIC will make the audit findings available to Citi, and the Parties will use all reasonable efforts to agree to a remedial plan and a timetable for achievement of the planned actions or improvements. Following agreement of the timetable, Citi will implement that plan in accordance with the agreed timetable and will confirm its completion by a notice in writing to NBLIC. If Citi fails to agree or implement such plan, NBLIC will be entitled to terminate this Agreement or any part thereof pursuant to the provisions of Article IX.

(b)    If a Party's exercise of its rights under this Article V results in audit findings that any Fees have been overpaid by NBLIC, then upon receiving notice of such audit findings, the appropriate reduction will be made to the next applicable invoice(s). If such audit findings show that NBLIC overpaid by five percent (5%) or greater, Citi shall bear any costs associated with such audit.

ARTICLE VI

CONFIDENTIALITY

Section 6.1    Confidential Materials. Each Party shall keep confidential and shall not, without the prior written consent of the other Party, make available or disclose to any person, or make or permit any use of Confidential Material by any person, any information or material of the other Party or its Affiliates that is or has been (a) disclosed by such other Party or its Affiliates under or in connection with this Agreement, whether orally, electronically, in writing or otherwise, including copies, or (b) learned, acquired, or generated by the other Party in connection with this Agreement, including the terms of this Agreement (collectively, "Confidential Material"). Notwithstanding the foregoing, Confidential Material may be disclosed on an as needed basis to Personnel of the receiving Party as required for the purpose of fulfilling the receiving Party's obligations under this Agreement. Each Party shall take all reasonable steps to require that any such Confidential Material disclosed to any such Personnel in accordance with this Section 6.1 is treated as confidential by such Personnel and shall require its subcontractors to enter into a confidentiality agreement which imposes confidentiality obligations no less protective of the Confidential Material than those imposed upon under this Agreement. The receiving Party will be liable to the disclosing Party for any non-compliance by its Personnel who are not employees or officers to the same extent it would be liable for non-compliance by its employees or officers.

Section 6.2    Permitted Disclosures. The provisions of this Article shall not apply to any Confidential Material which: (a) is or becomes commonly known within the public domain other than by breach of this Agreement or any other agreement that Citi or NBLIC has with any third party; (b) is obtained from a third party who is lawfully authorized to disclose such information free from any obligation of confidentiality; or (c) is independently developed without reference to any Confidential Material.

Section 6.3    Disclosure in Compliance with Law. Nothing in this Article shall prevent either Party from disclosing Confidential Material where it is required to be disclosed by judicial, administrative, governmental or regulatory process in connection with any action, suit, proceeding or claim or otherwise by applicable Law; provided, however, that a Party that is so required to disclose Confidential Material shall, if legally permitted, give the other Party prior reasonable notice as soon as possible, of such required disclosure so as to enable such other Party to seek relief from such disclosure requirement or measures to protect the confidentiality of the disclosure.

Section 6.4    Unauthorized Disclosures. Each Party shall immediately inform the other Party in the event that it becomes aware of the possession, use or knowledge of any of such other Party's Confidential Material by any person not authorized to possess, use or have knowledge of the Confidential Material and shall at the request of such other Party provide such reasonable assistance as is required by such other Party to mitigate any damage caused thereby.

Section 6.5    Failure to Comply. Failure by a Party to comply with this Article VI shall constitute a material breach of this Agreement.

Section 6.6    Injunctive Relief. Without prejudice to any other rights or remedies that a Party may have, each Party acknowledges that the other Party may not have an adequate remedy at law for any breach by such Party or its Personnel of the provisions of this Article VI, and, therefore, any such other Party shall be entitled to equitable relief including injunctive relief. Each Party agrees to provide reasonable assistance at its own expense or to join at the request of the other Party in any action against any of such Party's staff where such other Party is seeking equitable relief, including injunctive relief, for any such breach.

ARTICLE VII

DISCLAIMER OF WARRANTIES

Section 7.1    Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE OCCUPANCY SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

ARTICLE VIII

INDEMNIFICATION

Section 8.1    Indemnification of NBLIC. Subject to the terms of this Article VIII, from and after the Effective Date, Citi shall indemnify, defend, save and hold harmless NBLIC and its Affiliates and each of their respective Personnel and directors and each of their successors and assigns (collectively, the "NBLIC Indemnified Parties"), from and against any and all Losses (including such reasonable fees and expenses related to the enforcement of this Agreement), to the extent resulting from or arising out of any action, suit, proceedings, claim, arbitration, investigation or litigation, whether civil or criminal, at law or in equity, made or brought by a third party that is not an Affiliate of the Indemnified Party (each, a "Third Party Claim") to the extent resulting from or arising out of Citi's material breach of this Agreement.

Section 8.2    Indemnification of Citi. Subject to the terms of this Article VIII, from and after the Effective Date, NBLIC shall indemnify, defend, save and hold harmless Citi and its Affiliates and each of their respective Personnel and directors and each of their successors and assigns (collectively, the "Citi Indemnified Parties" and, together with the NBLIC Indemnified Parties, the "Indemnified Parties"), from and against any and all any and all Losses (including such reasonable fees and expenses related to the enforcement of this Agreement), to the extent resulting from or arising out of any Third Party Claim to the extent resulting from or arising out of NBLIC's material breach of this Agreement.

Section 8.3    Indemnification Procedures.

(a)    Upon receipt by an Indemnified Party of notice of any Third Party Claim with respect to a matter for which such Indemnified Party is indemnified under this Article VIII that has or is expected to give rise to a claim for Losses, the Indemnified Party shall promptly (but in any event within ten (10) days of receipt of such Third Party Claim) notify the Indemnifying Party in writing, indicating the nature of such Third Party Claim and the basis therefor; provided, however, that any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Such written notice shall (i) describe such Third Party Claim in reasonable detail, including the facts underlying each particular claim and the specific sections of this Agreement pursuant to which indemnification is being sought for each such set of facts; (ii) attach copies of all material written evidence upon which such claim is based; and (iii) set forth the estimated amount of the Losses that have been or may be sustained by an Indemnified Party.

(b)    The Indemnifying Party shall have sixty (60) days after receipt of a written notice that complies with the requirements of Section 8.3(a) to elect, at its option, to exercise its right to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the applicable Party shall have sole control of the defense (including selecting counsel) of any Third Party Claim brought against such Party by (i) any customer of such Party or (ii) any Regulatory Body or other supervisory agency, notwithstanding the fact that such Party is indemnified by the Indemnifying Party for such Third Party Claim pursuant to Section 8.2; and provided, further, that, to the extent required to avoid any prejudice to the Indemnified Party's rights or remedies with respect to such Third Party Claim, the Indemnified Party may conduct the defense of such claim in any manner not otherwise inconsistent with this Agreement prior to the Indemnifying Party's exercise of such right. For any such Third Party Claims, such Party shall not settle, compromise or discharge, or admit any liability with respect to, such Third Party Claims without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned).

(i)    If the Indemnifying Party shall undertake to compromise or defend any such Third Party Claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such Third Party Claim. Such cooperation shall include (A) furnishing and, upon request, using reasonable efforts to procure the attendance of potential witnesses for interview, preparation, submission of witness statements and the giving of evidence at any related hearing; (B) promptly furnishing documentary evidence to the extent available to it or its Affiliates; and (C) using reasonable efforts to provide access to any other relevant party, including any representatives of the Parties as reasonably needed; provided, however, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless the relief consists solely of money Losses to be paid by the Indemnifying Party and includes a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

(ii)    Notwithstanding an election by the Indemnifying Party to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of the Third Party Claim, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if the (A) Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate or (B) Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

(iii)    The Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim subject to this Article VIII and keep such persons informed of all developments relating to any such Third Party Claims, and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

(iv)    If the Indemnifying Party, after receiving a written notice that complies with Section 8.3(a) of a Third Party Claim, does not elect to defend such Third Party Claim within sixty (60) days after receipt of such written notice, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such Third Party Claim (upon providing further written notice to the Indemnifying Party), subject to the right of the Indemnifying Party to (A) assume the defense of such Third Party Claim at any time prior to the settlement, compromise or final determination thereof and (B) approve the counsel selected by the Indemnified Party ("Indemnified Party Counsel"), which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Party shall not settle, compromise or discharge, or admit any liability with respect to any such Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(v)    Notwithstanding the foregoing, unless expressly agreed by the Indemnifying Party, the Indemnified Party Counsel (A) shall have no conflict of interest relative to the Indemnifying Party; (B) shall not previously have acted in any matter adverse to the Indemnifying Party with respect to any matters arising in connection with the transactions entered into between the Parties concurrently with this Agreement; (C) shall not assume any representation adverse to the Indemnifying Party during the time of its retention as Indemnified Party Counsel; and (D) shall not assume any representation of the Indemnified Party in a dispute between the Parties during the time of its retention as Indemnified Party Counsel.

(vi)    If the Indemnified Party wishes to admit liability or agree or compromise in respect of any Third Party Claim it is defending pursuant to Section 8.3(b)(iv), it must provide a written notification to the Indemnifying Party specifying the course of action proposed by the Indemnified Party to be taken (including the amount of any proposed settlement). If no reply is received from the Indemnifying Party within thirty (30) days of such written notification being made to it by the Indemnified Party, then the Indemnifying Party shall be deemed to have consented to the course of action proposed by the Indemnified Party to be taken; provided, however, that the Indemnified Party shall not consent, and the Indemnifying Party shall not be required to agree, to the entry into any settlement that (A) requires an express admission of wrongdoing by the Indemnifying Party or (B) provides for injunctive or other non-monetary relief affecting the Indemnifying Party in any way. If the Indemnifying Party provides written notice to the Indemnified Party within the thirty (30) day period that it does not consent to the intended course of action, it shall set out the reasons therefor, as well as the course of action which it believes should be followed in respect of any proposed admission of liability, agreement or compromise with respect to the Third Party Claim.

(vii)    If an Indemnified Party otherwise settles a Third Party Claim it is defending pursuant to Section 8.3(b)(iv) without obtaining the Indemnifying Party's written consent to such settlement (or waiting the required thirty (30) days), then the Indemnifying Party shall be relieved of its indemnification obligations hereunder with respect to such Third Party Claim unless the Indemnified Party demonstrates that (A) it was actually liable to the Third Party claimant; (B) there was no good defense available; and (C) the settlement amount was reasonable; and if the Indemnified Party does demonstrate the matters listed in the foregoing clauses (A), (B) and (C), then any right to indemnification for such Third Party Claim shall be subject to the requirements and limitations of this Article VIII.

Section 8.4    Limitations.

(a)    Notwithstanding anything else contained in this Agreement to the contrary, but subject to Section 8.4(c), each of Citi's and NBLIC's total liability (other than for the payment of Fees) under this Agreement for any and all claims arising during any single Contract Year shall not exceed the aggregate amount of the Fees payable by NBLIC during such Contract Year; provided, that if this Agreement has been in effect for less than twelve (12) months, the Fees shall be annualized to a full twelve (12) months.

(b)    EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE VIII, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON OR ENTITY CLAIMING THROUGH THE OTHER PARTY) FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.

(c)    THE LIMITATIONS OF LIABILITY SET FORTH IN THIS Section 8.4 SHALL NOT APPLY TO DAMAGES (i) ARISING OUT OF INDEMNIFICATION CLAIMS UNDER THIS AGREEMENT, (ii) RESULTING FROM THE GROSS NEGLIGENCE OR THE WILLFUL OR INTENTIONAL MISCONDUCT OF A PARTY OR ITS PERSONNEL OR (iii) ARISING FROM EITHER PARTY'S BREACH OF ITS OBLIGATIONS SET FORTH IN ARTICLE IV OR ARTICLE VI.

Section 8.5    Exclusions. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Indemnifying Party be obligated under this Article VIII to indemnify an Indemnified Party otherwise entitled to indemnity hereunder in respect of any Losses to the extent that such Losses result from (a) the Indemnified Party's willful or intentional misconduct or negligence, (b) the acts or omissions of the Indemnified Party, (c) violation of Law by the Indemnified Party or (d) acts taken by the Indemnifying Party at the Indemnified Party's direction.

Section 8.6    Payments. Amounts payable by the Indemnifying Party to the Indemnified Party in respect of any Losses for which such Party is entitled to indemnification hereunder ("Indemnity Payments") shall be paid in immediately available funds within thirty (30) Business Days of receipt by the Indemnifying Party of a written notice from the Indemnified Party that the payment that is the subject of the Indemnity Payment has been made by the Indemnified Party, except to the extent such Indemnity Payment is contested by the Indemnifying Party. All such Indemnity Payments shall be made to the designated account of, and in the manner specified in writing by, the Party entitled to such Indemnity Payments.

Section 8.7    Insurance. Notwithstanding anything contained in this Agreement to the contrary, Losses shall be net of any insurance or other prior or subsequent recoveries actually received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the claim for indemnification. If an Indemnified Party shall have used commercially reasonable efforts to recover any amounts recoverable under insurance policies and shall not have recovered the applicable Losses, the Indemnifying Party shall be liable for the amount by which such Losses exceeds the amounts actually recovered.

Section 8.8    Remedies Exclusive. Except as otherwise specifically provided herein, the remedies provided in this Agreement shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance to enforce any payment or performance due hereunder) of the Parties with respect to Third Party Claims, and Section 8.4 shall govern with respect to all other claims for monetary remedies, in each case from and after the Effective Date in connection with any non-performance, partial or total, of any term, provision, covenant or agreement contained herein.

Section 8.9    Mitigation. Notwithstanding anything to the contrary contained in this Agreement, each Indemnified Party shall use commercially reasonable efforts to mitigate any claim or liability that an Indemnified Party asserts or may assert under this Agreement. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate any such claim or liability, then notwithstanding anything contained in this Agreement to the contrary, neither Citi nor NBLIC, as the case may be, shall be required to indemnify any Indemnified Party for that portion of any Losses that would reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

ARTICLE IX

TERM AND TERMINATION

Section 9.1     Term of Agreement. This Agreement shall become effective, and each Occupancy Service shall commence, on the Effective Date, and this Agreement shall remain in force, and each Occupancy Service shall continue, unless otherwise specified in Schedule 2.1 until the expiration or termination of the LIC Sublease (the "Term").

Section 9.2     Termination.

(a)     Termination by Citi or NBLIC. This Agreement, or any Service provided hereunder, as applicable, may be terminated by either Party (the "Terminating Party") upon written notice to the other Party, if:

(i)the other Party fails to perform or otherwise breaches a material provision of this Agreement and such failure or breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; provided, that the Parties first submit any such uncured failure or breach for resolution in accordance with the procedures set forth in Section 10.14;

(ii)the other Party fails to perform or otherwise breaches a material provision of this Agreement, where such second failure or breach is substantially similar to a prior failure or breach by such other Party, unless, within thirty (30) days of written notice of such subsequent failure or breach, such other Party has (A) cured such subsequent failure or breach to the reasonable satisfaction of such Party (if such failure or breach is subject to cure) and (B) demonstrated, to such Party's sole satisfaction, that such other Party has enacted remedial measures designed to prevent the failure or breach from occurring again;

(iii)the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party;

(iv)performance of this Agreement or any Occupancy Service provided hereunder has been rendered impossible for a period of at least sixty (60) days by reason of the occurrence of any Force Majeure Event, or if any other event occurs that is reasonably deemed to permanently prevent the performance of this Agreement or any Occupancy Service provided hereunder; provided, however, that this Agreement may only be terminated under this Section 9.2(a)(iv) with respect to the affected Occupancy Service; or

(v)required by any Governmental Authority, upon thirty (30) days' notice or sooner if necessary; provided, however, that prior to any such notice of termination, the Parties mutually agree that this Agreement cannot be amended in a manner that will satisfy such Governmental Authority without materially changing the effect or intent of this Agreement.

(b)    Partial Termination. NBLIC may, on thirty (30) days' written notice to Citi, terminate any Occupancy Service. Any such terminated Occupancy Service shall be deleted from Schedule 2.1 and (i) NBLIC shall have no obligation to continue to use or pay for any such Occupancy Service and (ii) Citi shall have no obligation to continue to provide or cause to provided such Occupancy Service; provided, however, that this Agreement shall remain in effect until the expiration of the Term, or until otherwise terminated pursuant to this Article IX. Any termination notice delivered by NBLIC shall specify in detail the Occupancy Service or Services to be terminated, and the effective date of such termination.

(c)    Termination by NBLIC. Notwithstanding anything in this Agreement to the contrary, NBLIC shall have the right at any time, at its option and without cause, to terminate this Agreement upon sixty (60) days' prior written notice to Citi.

Section 9.3    Effect of Termination. In the event that this Agreement is terminated for any reason:

(a)    Each Party agrees and acknowledges that the obligations of Citi to provide the Services, or to cause the Occupancy Services to be provided, hereunder shall immediately cease. Upon cessation of Citi's obligation to provide any Occupancy Service, NBLIC shall stop using, directly or indirectly, such Occupancy Service, and shall not have any further right to receive such Occupancy Service.

(b)    Upon request, each Party shall, and shall cause its Affiliates and third parties (subject to the terms of such Party's agreements with such third parties) retained by such Party or its Affiliates to, return to the other Party or, at the other Party's option, destroy (and certify to the destruction of) all tangible personal property and books, records or files owned by such other Party or its Affiliates or third parties and used in connection with the provision of Services that are in their possession as of the termination date.

(c)    In the event that NBLIC seeks to discontinue an Occupancy Service without providing the thirty (30) day notice provided for herein, NBLIC shall be responsible to Citi for reasonable and proper termination charges, including all reasonable cancellation costs; provided, that Citi shall use commercially reasonable efforts to minimize such cancellation costs.

(d)    The following matters shall survive the termination of this Agreement (i) the rights and obligations of each Party under Section 5.1, Section 5.2, Section 5.3, Article VI, Article VIII, Article IX, this Section 9.3 and Article XI and (ii) the obligations under Article IV of NBLIC to pay the applicable Fees for Occupancy Services furnished prior to the effective date of termination.

ARTICLE X

MISCELLANEOUS

Section 10.1    Construction; Absence of Presumption.

(a)    For the purposes of this Agreement, (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Addenda) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule, Exhibit and Addendum references are to the Articles, Sections, paragraphs, Schedules, Exhibits and Addenda to this Agreement, unless otherwise provided; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation"; (iv) references to this Agreement shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Schedules, Exhibits and Addenda) and any amendments hereto or thereto; (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise provided; and (v) all references herein to "$" or dollars shall refer to United States dollars, unless otherwise provided.

(b)    For the avoidance of doubt, with respect to all references in this Agreement to "prior written consent, which shall not be unreasonably withheld, conditioned or delayed," it shall be deemed reasonable for the applicable Party to withhold, condition or delay any such consent because of requirements of Law or any objection from a Regulatory Body, including any guidance or other advice or direction communicated informally by Regulatory Bodies to the applicable Party.

(c)    The Parties hereby acknowledge that each Party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation of this Agreement (including all of the Schedules, Exhibits and Addenda) or any amendments hereto or thereto.

Section 10.2    Headings. The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

Section 10.3    Notices. All notices, demands and other communications required or permitted to be given to any Party under this Agreement must be in writing. Any such notice, demand or other communication will be deemed to have been duly given (i) when delivered by hand, courier or overnight delivery service;(ii) two business days after deposit in the mail, provided such mail is sent certified or registered mail, return receipt requested and with first-class postage prepaid; or (iii) in the case of facsimile notice, when sent and transmission is confirmed. Regardless of method, all such notices, demands and other communications must be addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party may furnish the other Party in accordance with this Section) and, must also be included in an email transmission using the email address provided below:

(a)    If to Citi:

CitiLife Financial Ltd.
8 Janetville St.
Brampton,
Ontario Canada L6P 2A3
Attn: Reza Shah
Phone: (905) 794-9494
Email address: Reza.Shah@citi.com

Citi Operations & Technology
283 King George Road, C-2
Warren, New Jersey 07059
Attn: Brad Tessler
Phone: (908) 563-0080
Email address: tesslerb@citi.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attn: Jeffrey Brill
Facsimile: (917) 777-2587
Email address: Jeffrey.Brill@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attn: Stuart D. Levi
Facsimile: (917) 777-2750
Email address: Stuart.Levi@skadden.com
If to NBLIC:
National Benefit Life Insurance Company

44th Floor
One Court Square
Long Island City, NY 11120
Attn: Joe Gill
Phone: (718) 248-7722
Email address: Joseph.Gill@primerica.com
With a copy to:

Primerica Life Insurance Company
3100 Breckinridge Blvd.
Duluth, GA 30099
Attn: General Counsel
Phone: (770) 564-6347

Section 10.4    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflict of laws principles of such state.

Section 10.5    Jurisdiction; Venue; Consent to Service of Process. With respect to any action, suit or other proceeding resulting from, relating to or arising out of this Agreement, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York or any court of competent civil jurisdiction sitting in New York County, New York (and each Party agrees not to commence any such action, suit or other proceeding except in such courts). In any such action, suit or other proceeding, each Party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims (a) that it is not subject to the jurisdiction of the above courts, (b) that such action or suit is brought in an inconvenient forum or (c) that the venue of such action, suit or other proceeding is improper. Each Party also hereby agrees that any final and unappealable judgment against a Party in connection with any such action, suit or other proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any action, suit or other proceeding for which it has submitted to jurisdiction pursuant to this Section, each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 10.3 of this Agreement. Nothing in this Section shall affect the right of any Party to serve process in any other manner permitted by Law. The foregoing consent to jurisdiction shall not (a) constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any action, suit or proceeding resulting from, relating to or arising out of this Agreement or (b) be deemed to confer rights on any person other than the respective Parties to this Agreement.

Section 10.6    Entire Agreement. This Agreement, together with all Schedules, Exhibits and Addenda hereto and thereto, embody the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

Section 10.7    Amendment, Modification and Waiver. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each Party hereto. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument duly executed and delivered by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 10.8    Severability. If any provision of this Agreement, or the application of any such provision, is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision under Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

Section 10.9    Successors and Assigns; No Third Party Beneficiaries. This Agreement and all its provisions shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Nothing in this Agreement, whether expressed or implied, will confer on any person, other than the Parties or their respective permitted successors and assigns, any rights, remedies or liabilities; provided, that the provisions of Article VIII will inure to the benefit of the Indemnified Parties. No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party (which consent may not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void; provided, that Citi may, without the consent of NBLIC, assign any or all of its rights, and its respective related obligations hereunder, to any of its Affiliates (although no such assignment shall relieve Citi of its obligations to NBLIC or any NBLIC Indemnified Party hereunder).

Section 10.10    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.11    Expenses. Except as otherwise expressly stated in this Agreement, any costs, expenses, or charges incurred by any of the Parties shall be borne by the Party incurring such cost, expense or charge whether or not the transactions contemplated by this Agreement shall be consummated.

Section 10.12    Counterparts. This Agreement may be executed by the Parties in multiple counterparts which may be delivered as an electronic copy or by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

Section 10.13    Relationship of the Parties. Each Party and its Affiliates, as applicable, shall be acting as an independent company in performing under this Agreement, and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other Party or any of its Affiliates, as applicable. Each Party and its Affiliates, as applicable, shall, at all times, maintain complete control over its Personnel and operations, and shall have sole responsibility for staffing, instructing and compensating its Personnel. Neither Party (nor its Affiliates, as applicable) shall have, or shall represent that it has, any power, right or authority to bind the other Party (or its Affiliates, as applicable) to any obligation or liability, to assume or create any obligation or liability or transact any business in the name or on behalf of the other Party (or its Affiliates, as applicable), or make any promises or representations on behalf of the other Party (or its Affiliates, as applicable), unless agreed to in writing.

Section 10.14    Dispute Resolution. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, including the dispute of any Fees invoiced under Article

IV or any claim by any Party that any other Party has breached the material terms hereof (each, a "Dispute"), the Service Coordinators of Citi and NBLIC shall meet (by telephone or in person) no later than two Business Days after receipt of notice by any Party of a request for resolution of a Dispute. The Service Coordinators shall enter into negotiations aimed at resolving any such Dispute. If the Service Coordinators are unable to reach mutually satisfactory resolution of the Dispute within ten (10) Business Days after receipt of notice of the Dispute, the Dispute shall be referred to an executive committee comprised of at least one member of the senior management of each Party (the "Executive Committee"). The initial members of the Executive Committee, including relevant contact information, are set forth on Schedule 10.14, and either Party may replace its Executive Committee members at any time with other representatives of similar seniority by providing notice in accordance with Section 10.3. The Executive Committee will meet (by telephone or in person) during the next ten (10) Business Days and attempt to resolve the Dispute. If the Executive Committee is unable for any reason to resolve a Dispute within thirty (30) days after the receipt of notice of the Dispute, then either party may submit the Dispute to arbitration in accordance with Section 10.15 hereof as the exclusive means to resolve such Dispute.

Section 10.15    Arbitration.

(a)    Any Dispute not resolved pursuant to Section 10.14 hereof shall, at the request of either Party, be finally settled by arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules then in effect (the "Rules") except as modified herein. The arbitration shall be held in New York, New York.

(b)    There shall be three (3) arbitrators of whom each Party shall select one within fifteen (15) days of respondent's receipt of claimant's demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within fifteen (15) days of the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA in accordance with the Rules upon the written request of either party within fifteen (15) days of such request. The hearing shall be held no later than one hundred twenty (120) days following the appointment of the third arbitrator.

(c)    The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the Dispute taking into account the Parties' desire that the arbitration be conducted expeditiously and cost effectively. All discovery shall be completed within sixty (60) days of the appointment of the third arbitrator.

(d)    By agreeing to arbitration, the Parties do not intend to deprive a court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.

Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies, to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. For the purpose of any provisional relief contemplated hereunder, the Parties hereby submit to the exclusive jurisdiction of the New York Courts. Each Party unconditionally and irrevocably waives any objections which they may have now or in the future to the jurisdiction of the New York Courts including objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

(e)    The award shall be in writing, shall state the findings of fact and conclusions of law on which it is based, shall be final and binding and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq., and judgment upon any award may be entered in any court having jurisdiction.

(f)The Parties will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each Party shall be solely responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; provided that in the event that a Party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying Party shall be liable for all costs and expenses (including attorneys fees) incurred by the other Party in its effort to obtain either an order to compel, or an enforcement of an award, from a court of competent jurisdiction.

(g)The arbitral tribunal shall have the authority, for good cause shown, to extend any of the time periods in this arbitration provision either on its own authority or upon the request of any of the Parties. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive, exemplary or multiple damages or any other damages not measured by the prevailing Parties' actual damages. The arbitral tribunal shall have the authority to order specific performance or to issue any other type of temporary or permanent injunction.

(h)All notices by one Party to the other in connection with the arbitration shall be in accordance with the provisions of Section 10.3 hereof, except that all notices for a demand for arbitration made pursuant to this Article X must be made by personal delivery or receipted overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each Party. This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
CITIBANK, N.A.

By: /s/ Michael L. Corbat
Name: Michael L. Corbat
Title: Executive Vice President

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By: /s/ Larry Warren
Name: Larry Warren
Title: EVP and Chief Actuary

SCHEDULE 2.1
OCCUPANCY SERVICES

OSA ID	Service Provider	Service Product	Service Sub-Product	Service Description	Cost Driver
CSS-3	Shared Svcs-CBS General Services-PT	Mail Services-PT	Postage and Freight	Represents charges for mailed items - can be US postage, international remail costs, UPS shipments made on your behalf by the mailroom or international pouch costs.	Actual Cost
CSS-4	Shared Svcs-CBS General Services-PT	Mail Services-PT	Mailroom Services- LIC	Mailroom Services performed for the LIC, NYC location	Actual Cost
CSIS-1	Shared Svcs-CBS General Services-PT	Security Services	Security CSIS	Building Security services	Actual Cost

SCHEDULE 2.3
SERVICE COORDINATORS

Citi Service Coordinator

Gary Prochko
283 King George Road, C-2
Warren, NJ 07059
Phone: 908-563-1275
Email address: Gary.Prochko@citi.com
NBLIC Service Coordinator

David R. Wade
3100 Breckinridge Blvd.
Duluth, GA 30099-0001
Phone: 770-546-5306
Email address: David.Wade@primerica.com

SCHEDULE 10.14
EXECUTIVE COMMITTEE

Citi Executive Committee
Brad Tessler
283 King George Road, C-2
Warren, NJ 07059
Phone: 908-563-0080
Email address: tesslerb@citi.com
NBLIC Executive Committee
Gregory C. Pitts
3100 Breckinridge Blvd.
Duluth, GA 30099-0001
Phone: 770-564-6307
Email address: Greg.Pitts@primerica.com